UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2019 (December 3, 2019)

Emerald Expositions Events, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Sally Shankland as President and Chief Executive Officer; Appointment as Executive Director and Senior Advisor
On December 3, 2019, Sally Shankland, the Chief Executive Officer (“CEO”) and President of Emerald Expositions Events, Inc. (the “Company”), provided notice to the Board of Directors of the Company (the “Board”), that, effective as of the close of business on December 31, 2019, she is resigning from her positions as CEO and President of the Company and its subsidiaries. Ms. Shankland indicated that her resignation as CEO and President is entirely for health reasons and is not the result of any disagreement of any sort with the Company on any matter relating to the Company’s operations, policies or practices. Ms. Shankland will stay on with the Company as an employee in the position of Executive Director and Senior Advisor of the Company, involved in operating the business and advising the CEO. Ms. Shankland will also continue to serve in her capacity as a Director of the Company.
Ms. Shankland is currently party to an employment agreement with Emerald Expositions, LLC (“Emerald”), a subsidiary of the Company, dated as of May 12, 2019 (the “CEO Employment Agreement”). In connection with the change in Ms. Shankland’s role from Chief Executive Officer to Executive Director and Senior Advisor, Emerald and Ms. Shankland have entered into an Amended and Restated Employment Agreement, dated as of December 6, 2019 (the “A&R CEO Employment Agreement”). The A&R CEO Employment Agreement provides for the following changes: (i) Ms. Shankland will serve as the Executive Director and Senior Advisor of the Company, effective as of January 1, 2020; (ii) Ms. Shankland will be entitled to a base salary of $650,000 until December 31, 2019 and a base salary of $250,000 thereafter; (iii) Ms. Shankland will have a target bonus opportunity of $125,000 (rather than $700,000); (iv) Ms. Shankland’s entitlement to reimbursement for the costs of continued health benefits for herself and her covered dependents, subject to her election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and copayment of premiums, following a termination of employment by the Company without Cause or by Ms. Shankland for Good Reason (each as defined in the A&R CEO Employment Agreement) has been increased from twelve (12) months to eighteen (18) months following termination (or such earlier date on which COBRA coverage for Ms. Shankland and her covered dependents terminates in accordance with COBRA); and (v) in the event Ms. Shankland’s employment is terminated (whether by the Company or Ms. Shankland) by reason of her Disability (as defined in the A&R CEO Employment Agreement), subject to her election of continuation coverage under COBRA, Emerald will reimburse Ms. Shankland on a monthly basis for the full cost of continued health benefits for herself and her covered dependents (including any obligations for copayment of premiums) for the eighteen (18) month period following her termination, or such earlier date on which COBRA coverage for Ms. Shankland and her covered dependents terminates in accordance with COBRA. Ms. Shankland’s severance entitlements under the CEO Employment Agreement will remain the same, however the A&R CEO Employment Agreement clarifies that the portion of her severance entitlement based on her annual bonus for the previous calendar year will be equal to $490,000 in the event her termination occurs prior to the payment of the second annual bonus, which is slated to occur in February 2021.
The terms of the A&R CEO Employment Agreement are otherwise substantially similar to those included in the CEO Employment Agreement.
Appointment of Brian Field as Interim President and Chief Executive Officer
On December 4, 2019, Brian Field, 52, the Company’s Chief Operating Officer, was appointed by the Board of Directors as Interim President and CEO of the Company and its subsidiaries (the “Interim CEO”), effective as of the close of business on December 31, 2019, and until a permanent replacement for Ms. Shankland is named.  Mr. Field has served as the Company’s Chief Operating Officer since June 2019. For more information, see Mr. Field’s biographical information reported in the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2019.
There are no related person transactions (or proposed related person transactions) with respect to Mr. Field reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Field reportable under Item 401(d) of Regulation S-K.
On December 9, 2019, the Company issued a press release regarding the foregoing, which is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.
Field Compensation Arrangements

In connection with Mr. Field’s service as the Interim CEO, he will be entitled to the following: (i) an increase in his base salary to $480,000 per year during the period in which he is serving as Interim CEO; (ii) an increase in his annual target bonus opportunity to $600,000 during the period in which he is serving as Interim CEO, to be pro-rated for the actual months he serves as Interim CEO for the relevant fiscal year; and (iii) an amendment to his performance based share award granted on June 3, 2019 (the “Performance Award Amendment”). Pursuant to the Performance Award Amendment, the Vesting Thresholds set forth in his performance based share award agreement will be replaced with the following Vesting Thresholds:

60/90 Trading Day Closing Share Price (Vesting Thresholds)	Award Value
At least $18.00 per Share	$700,000
At least $20.00 per Share	$1,000,000
At least $22.00 per Share	$1,400,000
At least $24.00 per Share	$1,800,000

Mr. Field’s compensation arrangements will otherwise remain unchanged.
Item 7.01. Regulation FD Disclosure.
 On December 9, 2019, the Company issued a press release announcing the resignation of Sally Shankland as President and CEO, the appointment of Ms. Shankland as Executive Director and Senior Advisor, and appointment of Brian Field as Interim President and CEO.
The press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1
Press Release issued by Emerald Expositions Events, Inc. dated December 9, 2019, announcing the resignation of Sally Shankland as CEO and President, the appointment of Ms. Shankland as Executive Director and Senior Advisor, and the appointment of Brian Field, Chief Operating Officer, as Interim CEO and President, all effective as of the close of business on December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2019		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary